Exhibit 4.1

CARRIER GLOBAL CORPORATION

Issuer

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Trustee

INDENTURE

Dated as of November 4, 2026

DEBT SECURITIES

CARRIER GLOBAL CORPORATION

Reconciliation and tie between Trust Indenture Act
of 1939, as amended, and Indenture

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	608
	(b)	608, 610
§311	(a)	605
	(b)	605
§312	(a)	701, 702(a)
	(b)	613
	(c)	613
§313	(a)	703(a)
	(b)	703(a)
	(c)	703(a)
	(d)	703(b)
§314	(a)	704, 1004
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
§315	(a)	601(b)
	(b)	602
	(c)	601(a)
	(d)(1)	601(b)(1)
	(d)(2)	601(b)(2)
	(d)(3)	601(b)(3)
	(e)	514
§316	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	103(b)(4), 902(d)
§317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§318	(a)	106

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

Article Seven

HOLDERS’ LISTS AND REPORTS

Section 701	Names and Addresses of Holders	54
Section 702	Preservation of Information; Communications to Holders	54
Section 703	Reports by Trustee	55
Section 704	Reports by the Company	55

Article Eight

CONSOLIDATION, MERGER, OR SALE OF ASSETS

Section 801	Company May Consolidate, Etc., on Certain Terms	56
Section 802	Successor Person Substituted	56

Article Nine

SUPPLEMENTAL INDENTURES

Section 901	Without Consent of Holders	57
Section 902	With Consent of Holders	59
Section 903	Execution of Supplemental Indentures	60
Section 904	Effect of Supplemental Indentures	60
Section 905	Conformity with Trust Indenture Act	61
Section 906	Notation on or Exchange of Securities	61
Section 907	Waiver of Compliance by Holders	61

Article Ten

COVENANTS

Section 1001	Payment of Securities	61
Section 1002	Maintenance of Office or Agency	61
Section 1003	To Hold Payment in Trust	62
Section 1004	Statement as to Compliance	63
Section 1005	Waiver by Holders of Securities	63
Section 1006	Existence

Article Eleven

REDEMPTION OF SECURITIES

Section 1101	Applicability of Article	64
Section 1102	Election to Redeem; Notice to Trustee	64
Section 1103	Selection by Trustee of Securities to Be Redeemed	64
Section 1104	Notice of Redemption	65
Section 1105	Deposit of Redemption Price	66
Section 1106	Securities Payable on Redemption Date	66
Section 1107	Securities Redeemed in Part	66

Article Twelve

SINKING FUNDS

Section 1201	Applicability of Sinking Fund	67
Section 1202	Mandatory Sinking Fund Obligation	67
Section 1203	Optional Redemption at Sinking Fund Redemption Price	68
Section 1204	Application of Sinking Fund Payment	68

Article Thirteen

SUBORDINATION OF SECURITIES

Section 1301	Agreement to Subordinate	69
Section 1302	Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities	69
Section 1303	No Payment on Securities in Event of Default on Senior Indebtedness	71
Section 1304	Payments on Securities Permitted	71
Section 1305	Authorization of Securityholders to Trustee to Effect Subordination	71
Section 1306	Notices to Trustee	71
Section 1307	Trustee as Holder of Senior Indebtedness	72
Section 1308	Modifications of Terms of Senior Indebtedness	72
Section 1309	Reliance on Judicial Order or Certificate of Liquidating Agent	72
Section 1310	Satisfaction and Discharge; Defeasance and Covenant Defeasance	72
Section 1311	Trustee Not Fiduciary for Holders of Senior Indebtedness	72

INDENTURE, dated as of November 4, 2026, between CARRIER GLOBAL CORPORATION, a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Securities by the Holders thereof for the equal and proportionate benefit of all present and future Holders of the Securities, each party agrees and covenants, as follows:

Article One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)  unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder will mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)  the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)  any reference to an “Article,” a “Section” or a “subsection” refers to an Article, Section or subsection, as the case may be, of this Indenture;

(6)  words importing any gender include the other genders;

(7)  the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; and

(8)  references to agreements and other instruments include all amendments and other modifications to such agreements and instruments.

Section 101  Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Act,” when used with respect to any Holder, has the meaning specified in Section 103(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Deficit” has the meaning specified in Section 402.

“Applicable Law” has the meaning specified Section 115.

“Authenticating Agent” has the meaning specified in Section 614.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board of directors or any directors and/or officers of the Company to whom such board of directors or such committee shall have duly delegated its authority to act hereunder.

“Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or by a committee of the Board of Directors to the extent that any such other committee has been authorized by the Board of Directors to establish or approve the matters contemplated), or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used in respect of any Place of Payment or any other particular location referred to in this Indenture or in the Securities means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or other location as so specified are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means:

(i)  in the case of a corporation, corporate stock;

(ii)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(iv)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Clearstream” means Clearstream Banking, S.A., or the successor to its securities clearance and settlement operations.

“Code” means Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, as constituted from time to time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” will mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by any Officer and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 1255 Corporate Drive, 6th Floor, Irving, TX 75038, Attention: Carrier Global Corporation Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“covenant defeasance” has the meaning specified in Section 403.

“Currency” means U.S. Dollars or Foreign Currency.

“Default” has the meaning specified in Section 602.

“Defaulted Interest” shall have the meaning specified in Section 308(b).

“defeasance” has the meaning specified in Section 403.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, each Person designated as depositary (including as common depositary, if applicable) by the Company pursuant to Section 301(19), unless and until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” will mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series will mean the “Depositary” with respect to the Securities of that series.

“Designated Currency” has the meaning specified in Section 314.

“Discharged” has the meaning specified in Section 403.

“DTC” means The Depository Trust Company, Inc. and its successors.

“Euroclear” means Euroclear S.A./N.V., and its successors, as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated by the Commission thereunder and any statute successor thereto, in each case as amended from time to time.

“Exchange Rate” has the meaning specified in Section 501.

“Floating Rate Security” means a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 301.

“Foreign Currency” means any currency, composite currency or currency unit, including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any recognized confederation, union or association of such governments.

“Global Security” means any Security that evidences all or part of a series of Securities, issued to the Depositary or its nominee for such series in accordance with Section 303 and bearing the legend prescribed in Section 303(g).

“Government Obligations” means securities that are (i) direct obligations of the government that issued the currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government or entity that issued the currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of the government payable in such currency and are not callable or redeemable at the option of the issuer thereof; and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depositary receipt.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with generally accepted accounting principles, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” means, with respect to such series of Securities for which any such Person is Trustee, this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and will also include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further, that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures applicable thereto.

“Individual Securities” has the meaning specified in Section 301(19).

“Interest,” when used with respect to any Security, means interest payable on such Securities, and with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date,” when used with respect to any Security, means the date specified in such Securities as the fixed date on which an installment of interest is due and payable.

“Mandatory Sinking Fund Payment” has the meaning specified in Section 1201.

“Maturity” means the date on which the principal (or premium, if any) of such Security or an installment of principal becomes due and payable as therein and herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, offer to purchase or otherwise.

“Members” has the meaning specified in Section 303(i).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company or, in the event that the Company is a partnership or limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, manager, members or a similar body to act on behalf of the Company.

“Officer’s Certificate” means a certificate signed by any Officer or any other officer of the Company authorized by an Officer, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 102 if and to the extent required by the provisions of such Section.

“Opinion of Counsel” means a written opinion of counsel, which may be an employee of or counsel for the Company, any Subsidiary of the Company, or any Person of which the Company is a Subsidiary, and who will be reasonably acceptable to the Trustee.

“Optional Sinking Fund Payment” has the meaning specified in Section 1201.

“Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder, or any successor provision and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Outstanding,” when used with respect to Securities of any series, means, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, except:

(i)  Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)  Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company will act as its own Paying Agent) for the Holders of such Securities, or Securities as to which the Company’s obligations have been Discharged (including by defeasance or covenant defeasance) as provided in Article Four; provided that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)  Securities that have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there will have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any Act hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that will be deemed to be Outstanding for such purpose will be equal the amount of the principal thereof that would be (or will have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 and (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination and that will be deemed Outstanding for such purpose will be equal to the amount calculated pursuant to Section 313, and (iii) Securities owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee will be protected in relying upon any such Act, only Securities of such series that a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay or deliver the principal of (and premium, if any) and interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Place of Payment” means, when used with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified pursuant to Section 301.

“Predecessor Security” means, with respect to any Security, every previous Security evidencing all or a portion of the same Indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security will be deemed to evidence the same Indebtedness as the mutilated, destroyed, lost or stolen Security.

“Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified or determined for that purpose as contemplated by Section 301.

“Redemption Date,” when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security, which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 301, shall be an Interest Payment Date only.

“Redemption Price,” when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to the terms of the applicable series of Securities and this Indenture.

“Responsible Officer,” when used with respect to the Trustee, means any Vice President, assistant Vice President, assistant secretary, assistant treasurer, trust officer or any other officer within the corporate trust department of the Trustee (or any successor group of the Trustee) customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Security” or “Securities” has the meaning stated in the recitals of this Indenture and, more particularly, means one or more of the Securities duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

“Security Custodian” means the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means the principal of (and premium, if any) and unpaid interest on (x) Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (a) any Indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its Subsidiaries, (c) Indebtedness to any employee of the Company, (d) any liability for taxes, (e) Trade Payables and (f) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (y) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment. This definition may be modified or superseded by a supplemental indenture.

“Signature Law” has the meaning specified in Section 115.

“Special Record Date” has the meaning specified in Section 308(b)(1).

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security pursuant to Section 301 as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees, or equivalent body thereof is at the time of any determination directly or indirectly owned or controlled by such Person and/or one or more other Subsidiaries of that person or a combination thereof. For purposes of this definition, “controlled” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Capital Stock or otherwise.

“Successor Company” has the meaning specified in Section 306(h).

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as otherwise provided in Section 905 and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” will mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America its territories and possessions, any State of the United States and the District of Columbia.

Section 102  Certificates and Opinions as to Conditions Precedent.

(a)  Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)  Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 1004 of this Indenture) shall include:

(1)  a statement that the Person giving such certificate or opinion has read such covenant or condition;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether or not, in the view or opinion of such Person, such condition or covenant has been complied with.

(c)  Any certificate, statement or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d)  Any certificate, statement or opinion of an Officer or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such Officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e)  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f)  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 103  Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, or by any Person duly authorized by means of any written certification, proxy or other authorization furnished by a Depositary, and except as herein otherwise expressly provided, such action will become effective when such instrument or instruments is or are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing (or on behalf of whom such duly appointed agent or Person signs) such instrument or instruments or, in the case of the Depositary, furnishing the written certification, proxy or other authorization pursuant to which such instrument or instruments are signed. Proof of execution of any such instrument, any writing appointing any such agent or authorizing any such Person or any such written certification or proxy will be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities, or of any series of Securities, may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be embodied in and evidenced by any instrument or any number of instruments of similar tenor executed by such Holders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Company).

(b)  Proof of the execution of any instrument by a Holder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(1)  The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(2)  The ownership of Securities of any series shall be proved by the Security Register of such Securities or by a certificate of the Security Register for such series.

(3)  The Trustee may require such additional proof of any matter referred to in this Section 103 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(4)  If the Company shall solicit from the Holders of Securities of any series any action, the Company may, at its option fix in advance a Record Date for the determination of Holders of Securities entitled to take such action, but the Company shall have no obligation to do so. Any such Record Date shall be fixed at the Company’s discretion. If such a Record Date is fixed, such action may be sought or given before or after the Record Date, but only the Holders of Securities of record at the close of business on such Record Date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such Record Date.

(c)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security will bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 104  Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)  the Trustee by any Holder or by the Company will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Corporate Trust Office of the Trustee, Attention: Carrier Global Corporation Administrator, or

(2)  the Company by the Trustee or by any Holder will be sufficient for every purpose hereunder (unless otherwise expressly provided) if in writing and mailed, first-class postage prepaid, to the Company at 13995 Pasteur Boulevard, Palm Beach Gardens, Florida, 33418, Corporate Secretary or at any other address previously furnished in writing to the Trustee by the Company.

Any notice or communication by the Company, the Trustee or any agent to the others is duly given in English, in writing and delivered in person or via facsimile, PDF attachment to electronic transmission or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the others’ address or at such other address and contact number as is designated by such party in a written notice to the other parties. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent in the appropriate manner; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate may be amended and replaced from time to time. If the Company elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, except any risks attributable to the Trustee’s negligence or willful misconduct.

Section 105  Notice to Holders; Waiver. Any notice required or permitted to be given to Holders shall be sufficiently given (unless otherwise herein expressly provided),

(1)  if to Holders, if given in writing by first-class mail, postage prepaid, to such Holders at their addresses as the same shall appear in the Security Register; provided, that in the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder; or

(2)  if a series of Securities has been issued in the form of one or more Global Securities through DTC as Depositary, notice may be provided with respect to such series of Securities by delivery of such notice to DTC for posting through its “Legal Notice Service” (LENS) or a successor system thereof.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be delivered to the Trustee, but such delivery shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail; neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Any such notice, demand, consent waiver or other action shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 106  Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provisions shall control.

Section 107  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108  Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 109  Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 110  Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 111  Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction. This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

The Company irrevocably and unconditionally submits to the jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or the Securities. The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment. The Company further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

Section 112  Legal Holidays. Unless otherwise specified pursuant to Section 301, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 113  No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, or any supplemental indenture, against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations of the Company, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, because of the creation or the incurring of the Indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer, director, employee and agent, as such, is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

Section 114  Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

Section 115  Electronic Signatures. Unless otherwise provided herein or in any supplemental indenture hereto, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document, agreement, certificate or other instrument to be signed in connection with this Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures. This Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) in the case of this Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby, other than any Security or Global Security, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”). Each electronic signature (except in the case of any Security or Global Security) or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. Notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee. Except as otherwise expressly provided herein or in any supplemental indenture hereto, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document, agreement, certificate or other instrument to be signed in connection with this Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures.

Section 116  Force Majeure. no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware, (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems or (xvii) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 117  USA PATRIOT Act. The parties hereto acknowledge that in accordance with the Customer Identification Program requirements under the USA PATRIOT Act and its implementing regulations, the Trustee, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Article Two

Forms of Securities

Section 201  Terms of the Securities.

(a)  The Securities of each series shall be substantially in the form set forth in a Board Resolution, a Company Order or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by any of the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b)  The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 202  Form of Trustee’s Certificate of Authentication.

(a)  Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b)  Each Security shall be dated the date of its authentication, except that any Global Security shall be dated as of the date specified as contemplated in Section 301.

(c)  The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: __________________	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Section 203  Form of Trustee’s Certificate of Authentication by an Authenticating Agent.

If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: __________________	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
as Authenticating Agent

By:
Authenticating Agent

Article Three

THE SECURITIES

Section 301  Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. The title and terms on each series of Securities shall be as set forth in a Board Resolution, Company Order or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)  the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(2)  any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 306, 307, 906, or 1107);

(3)  the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of (and premium, if any) on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(4)  the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(5)  the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of (premium, if any) and interest on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(6)  the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(7)  the obligation or right, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)  if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(9)  if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(10)  if other than U.S. Dollars, the Foreign Currency in which Securities of the series shall be denominated or in which payment of the principal of (and premium, if any) or interest on the Securities of the series shall be payable and any other terms concerning such payment;

(11)  if the Securities of a series are to be convertible into or exchangeable for any securities or property of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

(12)  if the amount of payment of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(13)  if the principal of (and premium, if any) or interest on Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 313;

(14)  the guarantors, if any, of the Securities of the series, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such Securities;

(15)  whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

(16)  if the provisions of Article Four hereof shall not be applicable with respect to the Securities of such series; or any addition to or change in the provisions of Article Four and, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee pursuant to Section 308;

(17)  provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(18)  any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502 and any additions or changes in the provisions set forth in Article Five which applies to Securities of that series;

(19)  whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities, and the terms and conditions, if any, upon which interests in such Global Security or Global Securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof (“Individual Securities”);

(20)  the date as of which any Global Security of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(21)  the form or forms of the Securities of the series including such legends as may be required by applicable law;

(22)  whether the Securities of such series are subject to subordination and the terms of such subordination (for avoidance of doubt, Article Thirteen shall not apply to the Securities of any series unless the terms of such series expressly state it applies;

(23)  whether the Securities of such series are to be secured and the terms of such security;

(24)  any restriction or condition on the transferability of the Securities of such series;

(25)  any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(26)  any addition or change in the provisions related to supplemental indentures set forth in Sections 901, 902, 903 and 904 which applies to Securities of such series;

(27)  any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series; and

(28)  any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in a Board Resolution (subject to Section 303), a Company Order or in one or more indentures supplemental hereto.

Unless otherwise specified with respect to the Securities of any series pursuant to this Section 301, the Company may, at its option, at any time and from time to time, issue additional Securities of any series of Securities previously issued under this Indenture which together shall constitute a single series of Securities under this Indenture.

Section 302  Denominations. In the absence of any specification pursuant Section 301 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and shall be payable only in U.S. Dollars.

Section 303  Execution, Authentication, Delivery and Dating.

(a)  The Securities shall be executed in the name and on behalf of the Company by the manual or facsimile signature of any Officer. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b)  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee or Authenticating Agent, as applicable, for authentication, together with a Company Order for the authentication and delivery of such Securities and, if required pursuant to Section 301, a supplemental indenture or Company Order setting forth the terms of the Securities of a series. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c)  In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall receive, and (subject to Section 601) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 102; stating that the conditions precedent, if any, provided for in the Indenture have been complied with.

(d)  The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 303 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(e)  Each Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 301 with respect to the Securities of such series.

(f)  Notwithstanding the provisions of Section 301 and of this Section 303, if all of the Securities of any series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 303 must be delivered only once prior to the authentication and delivery of the first Security of such series;

(g)  If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

(h)  Each Depositary designated pursuant to Section 301 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(i)  Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary shall be treated by the Company, the Trustee, the Paying Agent and the Security Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Security Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(j)  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual signature of an authorized signatory of the Trustee or Authenticating Agent, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 304  Temporary Securities.

(a)  Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, typewritten, photocopied or otherwise reproduced, in any authorized denominations, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Any such temporary Security may be in the form of one or more Global Securities, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b)  If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c)  Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the Individual Securities represented thereby pursuant to this Section 304 or Section 305, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 305  Registrar.

(a)  The Company will keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Security Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”), as in this Indenture provided, which Security Register shall at all reasonable times be open for inspection by the Trustee. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Security Registrars; the term “Security Registrar” includes any co-Security Registrar.

(b)  The Company shall enter into an appropriate agency agreement with any Security Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Security Registrar for any series, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607. The Company or any Affiliate thereof may act as Security Registrar, co-Security Registrar or transfer agent.

(c)  The Company hereby appoints the Trustee at its Corporate Trust Office as Security Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such.

Section 306  Transfer and Exchange.

(a)  Transfer.

(1)  Upon surrender for registration of transfer of any Security of any series at the Security Registrar the Company shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Company or the Trustee unless registered at the Security Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

(2)  Notwithstanding any other provision of this Section 306, unless and until it is exchanged in whole or in part for the Individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b)  Exchange.

(1)  At the option of the Holder, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Security Registrar.

(2)  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee or Authenticating Agent shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(c)  Exchange of Global Securities for Individual Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Individual Securities.

(1)  Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (x) at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 303(h) and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice, (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (z) the Company executes and delivers to the Trustee and the Security Registrar a Company Order stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for Individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individual Securities of such series, will authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Individual Securities of authorized denominations.

(2)  The owner of a beneficial interest in a Global Security will be entitled to receive an Individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Security Registrar of instructions from the Holder of a Global Security directing the Security Custodian and Security Registrar to (x) issue one or more Individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A)  the Security Custodian and Security Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B)  the Company shall promptly execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver to such beneficial owner Individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C)  the Security Custodian and Security Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the Individual Securities are not issued to each such beneficial owner promptly after the Security Registrar has received a request from the Holder of a Global Security to issue such Individual Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 507 hereof, the right of any beneficial Holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such Individual Securities had been issued.

(3)  If specified by the Company pursuant to Section 301 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(A)  to each Person specified by such Depositary a new Individual Security or new Individual Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B)  to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Individual Securities delivered to Holders thereof.

(4)  In any exchange provided for in clauses (1) through (3), the Company will execute and the Trustee will authenticate and deliver Individual Securities in registered form in authorized denominations.

(5)  Upon the exchange in full of a Global Security for Individual Securities, such Global Security shall be canceled by the Trustee or an agent of the Company or the Trustee. Individual Securities exchanged for a Global Security pursuant to this Section 306 will be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Securities to the Persons in whose names such Securities are so registered or to the Depositary.

(d)  All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

(e)  Every Security presented or surrendered for registration of transfer, or for exchange or payment shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing.

(f)  No service charge will be made for any registration of transfer or exchange of Securities. The Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or charge to the Holders.

(g)  The Company shall not be required to (i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 Business Days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 1103 and ending at the close of business on the day of such transmission, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h)  In case a successor Company (“Successor Company”) has executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities previously authenticated or delivered may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 306 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

(i)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)  None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(k)  Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Trustee, the Paying Agent, the Security Registrar or any of their agents may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Security Registrar or any of their agents shall be affected by any notice to the contrary.

(l)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 307  Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee and there is delivered to the Company and the Trustee such security, indemnity or indemnity bond as may be required by them to save each of them and any agent of them harmless, then the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

If there will be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security, indemnity or indemnity bond as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in the case any such destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security will constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

The Holder must supply reasonable and customary indemnity or security sufficient in the judgment of the Security Registrar (with respect to the Security Registrar), the Trustee (with respect to the Trustee) and the Company (with respect to the Company), to protect the Company, the Trustee and the Security Registrar from any losses, damages and claims which any of them may suffer if a Security is replaced. The Company, the Trustee and the Security Registrar may charge for their reasonable and documented fees and expenses in replacing a Security including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.

Section 308  Payment of Interest; Interest Rights Preserved.

(a)  Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 301) or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

(b)  Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date, and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such Securities in the manner set forth in Section 105, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)  The Company may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall not be deemed impracticable by the Trustee.

(c)  The Trustee will have no duty whatsoever to determine whether any Defaulted Interest is payable or the amount thereof. Except as may otherwise be provided in this Section 308 or as contemplated in Section 301 with respect to any Securities of a series, the Person to whom interest shall be payable on any Security that first becomes payable on a day that is not an Interest Payment Date shall be the Holder of such Security on the day such interest is paid.

(d)  Subject to the provisions set forth herein relating to Record Dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 309  Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 306 and 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee will be affected or incur any liability to any Person by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary. No Holder of any beneficial interest in any Global Security held on its behalf by a Depositary will have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein will prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary as Holder with respect to such Global Security, or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 310  Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security.

Section 311  Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any current or future sinking fund payment will, if surrendered to any Person other than the Trustee, be delivered to the Trustee and if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered, shall be promptly canceled by the Trustee. If the Company will so acquire any of the Securities, however, such acquisition will not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities will be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities shall be disposed of by the Trustee in accordance with its customary procedures and the Trustee shall, upon request, deliver to the Company a certificate of such destruction.

Section 312  Computation of Interest. Except as otherwise specified pursuant to Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 313  Currency of Payments in Respect of Securities.

(a)  Except as otherwise specified pursuant to Section 301 for Securities of any series, payment of the principal of (and premium, if any) and interest on Securities of such series will be made in U.S. Dollars.

(b)  For purposes of any provision of the Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of (and premium, if any) and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of (and premium, if any) and interest on the Outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified pursuant to Section 301 for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

Section 314  Judgments. The Company may provide pursuant to Section 301 for Securities of any series that (i) the obligation, if any, of the Company to pay the principal of (and premium, if any) and interest on the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 301 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (ii) the obligation of the Company to make payments in the Designated Currency of the principal of (and premium, if any) and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (iii) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (iv) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 315  CUSIP Numbers. The Company in issuing any Securities may use CUSIP numbers, ISINs or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange or other notice to Holders with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice to Holders and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall notify the Trustee in writing of any change in CUSIP numbers, ISINs or other similar numbers.

Article Four

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 401  Applicability of Article. The provisions of this Article shall be applicable to the Securities of all series issued pursuant to this Indenture, except as otherwise specified pursuant to Section 301.

Section 402  Satisfaction and Discharge of Indenture. This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and the rights of the Holders of the Securities of such series to receive the principal of (and premium, if any) and interest on such Securities as and when the same shall become due and payable and except as otherwise provided in the last paragraph of this Section 402), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series when:

(a)  either:

(1)  all Securities of such series theretofore authenticated and delivered (other than (x) Securities that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 307 and (y) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 408) have been canceled or delivered to the Trustee for cancellation; or

(2)  all Securities of such series not theretofore canceled or delivered to the Trustee for cancellation:

(i)  have become due and payable, or

(ii)  will become due and payable at their Stated Maturity within one year, or

(iii)  if redeemable at the option of the Company (including, without limitation, by operation of any mandatory sinking fund), are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (2)(i), (2)(ii) or (2)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee, in trust for the purpose, (a) money in the Currency in which such Securities are payable in an amount, (b) Government Obligations that, through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any scheduled payment, money in the Currency in which such Securities are payable in an amount, or (c) a combination of (a) and (b), sufficient to pay and discharge the entire indebtedness on such Securities not theretofore canceled or delivered to the Trustee for cancellation for principal (and premium, if any) and interest to, but excluding, the date of such deposit (in the case of Securities that have become due and payable) or to, but excluding, the Stated Maturity thereof or, in the case of Securities of such series which are to be called for redemption as contemplated by (iii) above, the applicable Redemption Date, as the case may be, and including any mandatory sinking fund payments as and when the same shall become due and payable; provided that if, on the date of such deposit, the interest payable to, but excluding, or any premium payable on, the Stated Maturity or Redemption Date, as the case may be, cannot be calculated, the amount so deposited with respect to such interest or premium shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the Stated Maturity or the Redemption Date, as applicable, calculated as of the date of the deposit, with any deficit on the Stated Maturity or Redemption Date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the Stated Maturity or Redemption Date, as applicable; provided, further, that the Trustee shall have no liability whatsoever in the event that such Applicable Deficit is not in fact paid after any satisfaction and discharge. Any Applicable Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or any premium payable at the Stated Maturity or on the Redemption Date, as applicable;

(b)  the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the applicable series of Securities; and

(c)  the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company to the Trustee under Section 607 the obligations of the Company to the Authenticating Agent under Section 614 and, if money shall have been irrevocably deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the obligations of the Trustee under Section 406 and Section 1003(e) shall survive.

Section 403  Defeasance and Covenant Defeasance. At the Company’s option, either (x) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the date the applicable conditions set forth below have been satisfied (“defeasance”) or (y) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 501(c) (as to Section 801) and 501(f) (if Section 501(f) is specified as applicable to such Securities) and Section 704 with respect to Securities of any series (and any other restrictive covenant added for the benefit of such series pursuant to Section 301(27) and Section 901(2) and 901(6)) (“covenant defeasance”) on and after the date the applicable conditions set forth below have been satisfied:

(a)  the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in the Currency in which such Securities are payable in an amount, (ii) Government Obligations that, through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment, money in the Currency in which such Securities are payable in an amount, or (iii) a combination of (i) and (ii), sufficient (without consideration of any reinvestment of such principal and interest) to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due and, if the Securities of such series are to be called for redemption as described in clause (c) below, to pay and discharge the Redemption Price on the Securities called for redemption on the applicable Redemption Date;

(b)  no Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit) and, solely in the case of Discharge pursuant to clause (x) of the first paragraph of this Section 403, no Default with respect to the Securities of such series under either clause (d) or (e) of Section 501 shall have occurred at any time during the period ending on and including the date of such deposit;

(c)  if the monies or Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of (and premium, if any) and interest on the Securities of such series (including, without limitation, any mandatory sinking fund payment) or any portion thereof to be redeemed on a particular Redemption Date (including, without limitation, pursuant to a mandatory sinking fund), the Company shall have given to the Trustee irrevocable instructions to redeem such Securities on such date and shall have made arrangements satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the name, and at the expense, of the Company;

(d) the Company shall have delivered to the Trustee an Opinion of Counsel, (x) in the case of defeasance, stating that either (i) the Internal Revenue Service has published a ruling or the Company has received a ruling from the Internal Revenue Service, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and (y) in the case of covenant defeasance, to the effect that the Holders of such Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(e)  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to such action under this Indenture have been complied with.

“Discharged” means, with respect to the Securities of any series, that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, all of which shall survive such Discharge and remain in full force and effect with respect to the Securities of such series: (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) Sections 304, 305, 307, 1002 and 1003, (C) if the Securities of such series are to be redeemed prior to their Stated Maturity, the provisions of Article Eleven hereof, (D) if the Securities of such series are convertible into or exchangeable for other securities or property, the rights of the Holders of such Securities to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into such other securities or property, (E) the provisions of this Article Four and (F) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

Section 404  Repayment to Company. The Trustee and any Paying Agent shall pay or delivery to the Company (or to its designee) from time to time upon Company Order any moneys or Government Obligations (or other property and any proceeds therefrom) deposited pursuant to Sections 402 and 403, with respect to the Securities of any series and held by them that are in excess of the monies and/or Government Obligations that were required to effect the satisfaction and discharge, covenant defeasance or Discharge, as applicable, with respect to the Securities of such series.

Section 405  Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited Government Obligations or the principal or interest received on such Government Obligations.

Section 406  Application of Trust Money.

(a)  Neither the Trustee nor any other Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company in writing to pay thereon.

(b)  Any monies and Government Obligations which at any time shall be deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other Paying Agent in trust for the respective Holders of the Securities for the purpose for which such moneys shall have been deposited, and such funds shall be applied by the Trustee or Paying Agent in accordance with the provisions of such Securities and this Indenture to the payment of all sums due and to become due on such Securities in respect of principal and premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required by law.

Section 407  Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in a Board Resolution, a Company Order or in one or more supplemental indentures hereto and may be deposited with an entity appointed by the Company and reasonably acceptable to the Trustee for purposes of holding the funds until payment to Holders.

Section 408  Return of Unclaimed Moneys. Subject to applicable abandoned property law, any moneys deposited with the Trustee or any Paying Agent not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Securities shall have become due and payable shall be repaid to the Company by the Trustee or such agent on written demand. Thereafter, the Holder of any of the Securities entitled to receive such payment shall look only to the Company for the payment thereof unless applicable abandoned property law designates another person, and the Trustee shall have no further liability with respect to such money.

Article Five

REMEDIES

Section 501  Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean any of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 301:

(a)  default in the payment of any interest upon any Security of such series when the interest becomes due and payable, and continuance of such default for a period of 30 days;

(b)  default in the payment of the principal of (or premium, if any, on) any Security of such series at its Maturity;

(c)  default in the performance, or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture for the benefit of a series of Securities other than such series) and continuance of such default or breach for a period of 90 days (or, in the case of a default in the performance of Section 704, 180 days) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)  the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency, reorganization or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(e)  the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or all or substantially all of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(f)  the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 301;

provided that an Event of Default with respect to the Securities of a particular series may not constitute an Event of Default with respect to the Securities of any other series.

Notwithstanding the foregoing provisions of this Section 501, if the principal (or premium, if any) or interest on any Security is payable in a Foreign Currency and such Foreign Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in U.S. Dollars in an amount equal to the U.S. Dollar equivalent of the amount payable in such Foreign Currency, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such Currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate.

Notwithstanding the foregoing provisions of this Section 501, any payment made under such circumstances in the Currency of the United States where the required payment is in a Foreign Currency will not constitute an Event of Default under this Indenture.

Section 502  Acceleration; Rescission and Annulment.

(a)  Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, if an Event of Default specified in Section 501(a), 501(b), 501(c), or 501(f) occurs with respect to the Securities of any series at the time Outstanding and is continuing, then in every such case the Trustee or the Holders of not less than 30% in principal amount of the Outstanding Securities of that series may declare the principal amount (or such portion of the principal amount of the Securities of such series as may be specified pursuant to Section 301) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration the principal amount (or specified portion thereof) of all of the Securities of that series shall become immediately due and payable. If an Event of Default specified in Section 501(d) or 501(e) with respect to Securities of any series at the time Outstanding occurs, then the principal amount (or such portion of the principal amount of the Securities of such series as may be specified pursuant to Section 301) and any accrued interest upon all the Securities of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

(b)  At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if:

(1)  the Company has paid or irrevocably deposited with the Trustee a sum sufficient to pay in the Currency or Currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Section 313(b)):

(A)  all overdue interest on all Outstanding Securities of that series,

(B)  the principal of (and premium, if any, on) any Outstanding Securities of that series which has become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C)  to the extent that payment of such interest is legally enforceable, interest on any overdue principal (and premium, if any) and on any interest, at the rate or rates prescribed therefor in such Securities, and

(D)  in addition thereto, such further amounts as is sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)  all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

(c)  No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503  Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1)  default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)  default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest is legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as is sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce those rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504  Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities will then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee will have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)  to file and prove a claim for the whole amount of principal (and premium, if any), or such portion as may be provided for in the Securities of such series, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it under Section 607(a).

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505  Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506  Application of Money Collected. Any money collected by the Trustee with respect to a series of Securities pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 607;

SECOND: Subject to Article Thirteen (to the extent applicable to any series of Securities then outstanding), to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Company, its successors or assigns, or to whomever may be lawfully entitled to receive such remainder or as a court of competent jurisdiction will direct.

Section 507  Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2)  the Holders of not less than 30% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)  such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holder or Holders of Securities of the same series or of any other series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such actions or forbearances on the part of any Holder or Holders affect, disturb or prejudice the rights of any other of such Holders or obtain or seek to obtain priority or preference over any other of such Holder or Holders).

Section 508  Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 306 and Section 308) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509  Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510  Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511  Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512  Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that,

(1)  such direction shall not be in conflict with any rule of law or with this Indenture or with such Securities,

(2)  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)  subject to the provisions of Section 602, Section 603, Section 604 and Section 607, the Trustee need not take any action that the Trustee determines in good faith would be prejudicial to the Holders of such series not consenting, would involve the Trustee in personal liability or would adversely affect its rights to be indemnified hereunder.

Section 513  Waiver of Past Defaults. Subject to Section 502(b) the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1)  in respect of the payment of the principal of (or premium, if any) or interest on any Security, or

(2)  in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and will cease to exist, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 514  Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 514 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Article Six

CONCERNING THE TRUSTEE

Section 601  Duties of Trustee.

(a)  If one or more of the Events of Default specified in Section 501 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(1)  unless and until an Event of Default specified in Section 501 with respect to the Securities of any series shall have happened which at the time is continuing,

(i)  the Trustee undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series will be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii)  in the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, with respect to such series, as to the truth of the statements and the correctness of the opinions expressed therein, and upon certificates or opinions furnished to the Trustee and conforming to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);.

(2)  the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Holders given as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

(c)  None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)  Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

Section 602  Notice of Defaults. Within 90 days after the occurrence thereof, and if known to the Trustee as provided in Section 603(h), the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Security Register, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 501, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section); and provided that in the case of any Default of the character specified in Section 501(c) with respect to the Securities of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof (or, in the case of a Default of the character specified in Section 704, 180 days after the occurrence thereof). Except in the case of a Default or Event of Default in payment of the principal of (or premium, if any) or interest on any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 603  Rights of Trustee. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including, subject to the provisions of Section 601, the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a)  The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, direction, judgment, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  The Trustee may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any Board Resolution or resolution of the stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed); and whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it under the provisions of this Indenture in good faith hereof and reliance thereon;

(c)  The Trustee may consult with counsel of its selection, and advice of counsel shall be full and complete authorization and protection from liability in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with such advice of counsel;

(d)  The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have offered, and if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it therein or thereby;

(e)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit;

(f)  The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g)  The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture;

(h)  The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or written notice of such Default or Event of Default has been given to the Trustee at the Corporate Trust Office by the Company or by any Holder in accordance with the provisions hereof and such notice references the Securities of such series and this Indenture;

(i)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder;

(j)  Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given;

(k)  The Trustee shall not be required to provide bond or other security with respect to the performance of its duties and powers;

(l)  In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood or such loss or damage and regardless of the form of action; and

(m)  Under no circumstance shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

Section 604  Trustee Not Responsible for Recitals or Issuance of Securities. Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 605  May Hold Securities. The Trustee, and Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608, may otherwise deal with the Company with the same rights it would have had if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent

Section 606  Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 607  Compensation and Reimbursement.

(a)  The Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon its request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable fees and reasonable and documented expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, bad faith or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

(b)  The Company also agrees to indemnify each of the Trustee and any predecessor Trustee hereunder and each of their respective directors, officers, employees and agents for, and to hold them harmless against, any and all loss, liability, damage, claim, or expense (including taxes (other than taxes based upon the income of the Trustee) and reasonable and documented attorneys’ and agents’ fees and expenses and court costs) actually incurred without its own negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the reasonable and documented costs and expenses of enforcing this Indenture against the Company (including this Section 607) and defending itself against any claim or liability (whether asserted by either of the Company or any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have counsel of its selection and the Company shall pay the reasonable and documented fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay the Redemption Price of any Securities subject to redemption under Section 1105 hereof or defeasance as provided in Section 1003(e) hereof. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 607 shall survive the resignation or removal of the Trustee, the termination of this Indenture and any satisfaction and discharge under Article Four. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(d) or Section 501(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 608  Disqualification; Conflicting Interests. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(i) thereof any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(i) therein are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 608 shall be automatically amended to incorporate such changes.

Section 609  Eligibility. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610  Resignation and Removal; Appointment of Successor. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Company notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(a)  the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(b)  the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(c)  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

In addition, the Company may remove the Trustee with respect to Securities of any series without cause if the Company gives written notice to the Trustee of such proposed removal at least three months in advance of the proposed effective date of such removal.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable and documented expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 607(b) shall survive its resignation or removal.

Section 611  Successor Trustee by Appointment.

(a)  In case at any time the Trustee shall resign, or shall be removed or if a vacancy exists in the office of the Trustee for any reason, with respect to Securities of any or all series, the Company shall promptly appoint a successor Trustee. However, if all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, shall promptly appoint a successor Trustee with respect to the Securities of any or all series. Subject to the provisions of Section 609 and Section 610, upon the appointment as aforesaid of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of any such series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities of such series at their addresses as the same shall then appear on the Security Register of the Company. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such appointment

(b)  If any Trustee with respect to the Securities of any series shall resign or be removed and a successor Trustee shall not have been appointed by the Company or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee at the expense of the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 611 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)  Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder with respect to the Securities of such series, subject nevertheless to its lien provided for in Section 607. Nevertheless, on the written request of the Company or of the successor Trustee or of the Holders of at least 10% in principal amount of the Securities of any such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee with respect to the Securities of such series and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee with respect to the Securities of such series, subject nevertheless to its lien provided for in Section 607; and, upon request of any such successor Trustee or the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 612  Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article Six. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 613  Communications Between Holders. Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee the Security Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to such communications.

Section 614  Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall be acceptable to the Company and shall at all times be an entity organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $150,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article Six, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article Six, it shall resign immediately in the manner and with the effect specified in this Article Six.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Article Six, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving 30 days’ written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation as agreed upon from time to time by the Company and such Authenticating Agent in writing for its services under this Section 614.

Article Seven

HOLDERS’ LISTS AND REPORTS

Section 701  Names and Addresses of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(1)  semi-annually, not more than 15 days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(2)  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Security Registrar, such lists shall not be required to be furnished.

Section 702  Preservation of Information; Communications to Holders.

(a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Securities (1) contained in the most recent list furnished to it as provided in Section 701 and (2) received by it in its capacity as Paying Agent or Security Registrar, as the case may be, (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any of their agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 703  Reports by Trustee.

(a)  For so long as any Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided herein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each anniversary following the date of this Indenture delivery to Holders a brief report which complies with the provisions of such Section 313(a) thereof.

(b)  The Trustee shall, at the time of such transmission to Holders of any report pursuant to the provisions of this Section 703, file a copy of such report with each stock exchange upon which the Securities are listed, if any, and also with the Commission in respect of a Security listed and registered on a nation securities exchange, if any, and with the Company. The Company agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange or any delisting thereof.

Section 704  Reports by the Company.

The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company will be deemed to have complied with the obligations described in the preceding sentence to the extent that the information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) and posted on the Company’s website or otherwise publicly available.

Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the filing with the Commission via EDGAR (or any successor electronic delivery procedure) or the posting on any website or the public availability or the timeliness or content of any such annual reports and of any such information, documents and other reports, and the Trustee shall have no duty to participate in or monitor any conference calls.

Any Default or Event of Default arising from a failure by the Company to furnish or file in a timely manner any report, information or document required by this Section 704 will be deemed cured (and the Company will be deemed to be in compliance with this Section 704) upon the furnishing or filing of such report, information or document contemplated hereby, without regard to the date on which such report, information or document is so furnished or filed; provided that such cure shall not otherwise affect the rights of Holders under Article Five if the principal of (and premium, if any) and interest on the Outstanding Securities of a series have been accelerated in accordance with Section 502(a) and such acceleration has not be rescinded or annulled prior to such cure.

Article Eight

CONSOLIDATION, MERGER, OR SALE OF ASSETS

Section 801  Company May Consolidate, Etc., on Certain Terms. Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities:

(a)  The Company will not consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person which is not a direct or indirect wholly owned Subsidiary of the Company, unless:

(1)  the Person formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company (“successor Person”) is a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by indenture supplemental hereto, the Company’s obligation on the Securities and under this Indenture;

(2)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease, as applicable, and such supplemental indenture, if any, comply with this Article.

This Section 801 shall apply only if the successor Person is neither the Company nor a direct or indirect wholly-owned Subsidiary of the Company.

Section 802  Successor Person Substituted. Upon any consolidation with or merger into any successor Person, or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), shall be relieved of all obligations and covenants under this Indenture and the Securities, and from time to time such successor Person may exercise each and every right and power of the Company under this Indenture, in the name of the Company, or in its own name; and any act or proceeding by and provision of this Indenture required or permitted to be done by the Board of Directors or any Officer may be done with like force and effect by the like board or officer of any successor Person that shall at the time be the successor of the Company under the Indenture. In the event of any such sale, conveyance or transfer, but not any such lease, the Company (or any successor Person which shall theretofore have become such in the manner described in this Article Eight) shall be discharged from all obligations and covenants under the Indenture and the Securities and may thereupon be dissolved and liquidated.

Article Nine

SUPPLEMENTAL INDENTURES

Section 901  Without Consent of Holders. Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any one or more of or all the following purposes:

(1)  to evidence the succession of another Person to the Company, or successive successions, and the assumption by such successor Person of the covenants and obligations of the Company contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

(2)  to add to the covenants and agreements of the Company to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(3)  to delete or modify any Events of Default with respect to any series of the Securities, the form and terms of which are being first established pursuant to such supplemental indenture as permitted in Section 301 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith;

(4)  to add, change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(5)  to secure any series of Securities (including the execution of security and other documents related thereto);

(6)  to establish the form and terms of Securities of any series as permitted in Section 301, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed;

(7)  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

(8)  to evidence any changes to this Indenture pursuant to Sections 610, 611, or 612 hereof as permitted by the terms thereof;

(9)  to cure any ambiguity or inconsistency or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series to the description of the terms of such Securities in the offering memorandum, prospectus supplement or other offering document applicable to such Securities at the time of initial sale thereof;

(10)  to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect;

(11)  to add guarantors or co-obligors with respect to any series of Securities or to release, terminate or discharge guarantors from their guarantees of Securities in accordance with the terms of the applicable series of Securities;

(12)  to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(13)  to add to or change any of the provisions of this Indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

(14)  to provide for uncertificated securities in addition to certificated securities;

(15)  to prohibit the authentication and delivery of additional series of Securities; or

(16)  to make any change in any series of Securities that does not adversely affect in any material respect the rights of the Holders of such Securities.

Subject to the provisions of Section 903, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 901 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding.

Section 902  With Consent of Holders.

(a)  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (voting as one class) by Act, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby;

(1)  extend the Stated Maturity of the principal of, or any premium or installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable thereon, or change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 502, change the priority of payment of any Security or, in the case of any subordinated Security, the definition of Senior Indebtedness applicable thereto, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of any right to convert or exchange any Security as may be provided pursuant to Section 301;

(2)  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(3)  modify any of the provisions of this Section, Section 513 or Section 907, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 907, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(7); or

(4)  modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

(b)  A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c)  It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

(d)  The Company may set a record date for purposes of determining the identity of the Holders of each series of Securities entitled to give written consent or waive compliance by the Company as authorized or permitted by this Section. Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the Trust Indenture Act.

Section 903  Execution of Supplemental Indentures. Upon the request of the Company, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 102 (provided, however, that such Officer’s Certificate or Opinion of Counsel need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Securities pursuant to Section 201 hereof) and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 902, the Trustee shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officer’s Certificate and Opinion of Counsel.

Section 904  Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 905  Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to the provisions of this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906  Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Nine may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 907  Waiver of Compliance by Holders. Anything in this Indenture to the contrary notwithstanding, any of the acts which the Company is required to do, or is prohibited from doing, by any of the provisions of this Indenture may, to the extent that such provisions might be changed or eliminated by a supplemental indenture pursuant to Section 902 upon consent of Holders of not less than a majority in aggregate principal amount of the then Outstanding Securities of all series affected (voting as one class), be omitted or done by the Company if there is obtained the prior consent or waiver of the Holders of at least a majority in aggregate principal amount of the then Outstanding Securities of all such series (voting as one class).

Article Ten

COVENANTS

The Company hereby covenants and agrees as follows:

Section 1001  Payment of Securities. The Company will duly and punctually pay the principal of, any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 1002  Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its paying agent for said purposes; provided that the Corporate Trust Office of the Trustee shall not be an office or agency of the Company for purposes of effecting service of legal process on the Company. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company will fail to maintain any such required office or agency or will fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its paying agent to receive all such presentations, surrenders, notices and demands; provided that the Corporate Trust Office of the Trustee shall not be an office or agency of the Company for purposes of effecting service of legal process on the Company.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

If the Company shall establish pursuant to Section 301 that the Securities of any series (i) are to be denominated in a currency other than U.S. Dollars or (ii) may be payable in a currency other than U.S. Dollars, then, unless otherwise specified pursuant to Section 301, the Company will maintain with respect to each such series of Securities, or as so required, at least one designated exchange rate agent for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued currency into the applicable currency for the payment of principal (and premium, if any) and interest, if any, thereon.

Section 1003  To Hold Payment in Trust.

(a)  If the Company shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of (and premium, if any) or interest on any of the Securities of that series by their terms, or as a result of the calling thereof for redemption, shall become payable, the Company will segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will notify the Trustee of its action or failure to act in that regard. Upon any proceeding under any federal bankruptcy laws with respect to the Company, if the Company is then acting as Paying Agent, the Trustee shall replace the Company as Paying Agent.

(b)  If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of (and premium, if any) or interest on any series of Securities, then prior to 11:00 a.m., New York City time, on the date on which the principal of (and premium, if any) or interest on any of the Securities of that series shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Company will deposit with such Paying Agent a sum sufficient to pay such principal (and premium, if any) or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Company or any other obligor of such Securities will promptly notify the Trustee of its payment or failure to make such payment.

(c)  If the Paying Agent shall be other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent shall:

(1)  hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(2)  give to the Trustee notice of any Default by the Company or any other obligor upon the Securities of that series in the making of any payment of the principal of (and premium, if any) or interest on the Securities of that series; and

(3)  at any time during the continuance of such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d)  Anything in this Section 1003 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent other than the Trustee as required by this Section 1003, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.

(e)  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable will be paid, subject to applicable abandoned property law, to the Company upon Company Order along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Company, or (if then held by the Company) will be discharged from such trust, and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 1004  Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the first fiscal year ending after any Securities are Outstanding under this Indenture, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, if such officer has knowledge of any failure by the Company to comply with any such condition or covenant, specifying each such failure and the nature and status thereof.

Section 1005  Waiver by Holders of Securities. Except as otherwise provided as contemplated by Section 301 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided herein or pursuant to Section 301(27) or Section 901(2) and 901(6) for the benefit of the Holders of such series if the Holders of at least a majority in principal amount of the Outstanding Securities of such series will, by an Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company and the duties of the Trustee in respect of such term, provision or condition will remain in full force and effect.

Section 1006  Existence. Subject to Article Eight of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Article Eleven

REDEMPTION OF SECURITIES

Section 1101  Applicability of Article. Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 301 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities will conflict with any provision of this Article, the terms of such series shall govern.

Section 1102  Election to Redeem; Notice to Trustee.

If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least five Business Days prior to the giving of notice of redemption pursuant to Section 1104 (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as the Trustee shall deem appropriate and, in the case of Global Securities, in accordance with the procedures of the Depositary, and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. The Trustee shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected.

Section 1103  Selection by Trustee of Securities to Be Redeemed. Except as otherwise provided in the terms of a particular series of Securities, if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or pro rata and in accordance with the procedures of DTC, Euroclear or Clearstream, as applicable.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities will relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed. If the Company will so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof will not be included in the Securities selected for redemption.

Section 1104  Notice of Redemption.

(a)  Notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, not less than 10 nor more than 60 days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 105. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

(b)  All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers, ISINs or other similar numbers, if available, along with the statement in Section 315) and shall state:

(1)  such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series or a supplemental indenture establishing such series, if such be the case;

(2)  the Redemption Date;

(3)  the Redemption Price;

(4)  if less than all Outstanding Securities of any series are to be redeemed, the identification (an, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

(5)  that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

(6)  the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price;

(7)  that the redemption is for sinking fund, if such is the case; and

(8)  the applicable conditions to such redemption, if any.

Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. The Company shall provide written notice of the satisfaction or waiver of such conditions, the delay of the redemption date or the rescission of such notice of redemption, as the case may be, to the Trustee prior to the close of business one Business Day prior to the redemption date, and the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given. Upon receipt of any such notice of the delay of the redemption date or the rescission of the notice of redemption, the redemption date shall automatically be delayed or the notice of redemption shall automatically be rescinded, as applicable, and the redemption of the Securities shall automatically be delayed or rescinded and canceled, as applicable, in each case as provided in such notice. Any notice of redemption may provide that payment of the redemption price and the Company’s obligations with respect to the redemption may be performed by another Person.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be delivered, mailed or caused to be mailed to Holders pursuant to this Section 1104 (unless a shorter period shall be satisfactory to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 1104.

Section 1105  Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on the Redemption Date for any Securities, the Company shall deposit with the Trustee or with a Paying Agent an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 301) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date together with all other sums payable to the Trustee hereunder.

Section 1106  Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that (unless otherwise provided pursuant to Section 301) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 308.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at the rate borne by or prescribed in such Securities.

Section 1107  Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified in the notice of redemption with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

Article Twelve

SINKING FUNDS

Section 1201  Applicability of Sinking Fund.

(a)  Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Article Eleven for Securities of such series; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

(b)  The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 1202. Each sinking fund payment will be applied to the redemption (or purchase by tender or otherwise) of Securities of any series as provided for by the terms of Securities of such series.

Section 1202  Mandatory Sinking Fund Obligation. The Company may, at its option, satisfy the Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (1) delivering to the Trustee Securities of such series in transferable form theretofore purchased or otherwise acquired by the Company or redeemed at the election of the Company pursuant to Article Eleven or (2) receiving credit for Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the Trustee. The Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Company shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date an Officer’s Certificate, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Company, at or before the time so required, to give such notice and deliver such Securities the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

Section 1203  Optional Redemption at Sinking Fund Redemption Price. In addition to the sinking fund requirements of Section 1202, to the extent, if any, provided for by the terms of a particular series of Securities, the Company may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Company to make such Optional Sinking Fund Payment shall not be exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Company intends to exercise its right to make such optional payment in any year it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date an Officer’s Certificate stating that the Company will exercise such optional right, and specifying the amount which the Company will pay on or before the next succeeding sinking fund payment date. Such Officer’s Certificate shall also state that no Event of Default has occurred and is continuing.

Section 1204  Application of Sinking Fund Payment.

(a)  If the sinking fund payment or payments made in funds pursuant to either Section 1202 or 1203 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed $50,000 (or a lesser sum if the Company shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Trustee on the sinking fund payment date next following the date of such payment, unless the date of such payment shall be a sinking fund payment date, in which case such payment shall be applied on such sinking fund payment date, to the redemption of Securities of such series at the redemption price specified pursuant to Section 1104(b). The Trustee shall select, in the manner provided in Section 1103, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Company, thereupon cause notice of redemption, prepared by the Company, of the Securities to be given in substantially the manner provided in Section 1104(a) for the redemption of Securities in part at the option of the Company, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 1204. Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee to the payment of the principal of the Securities of such series at Maturity.

(b)  On or prior to each sinking fund payment date, the Company shall pay to the Trustee a sum equal to all interest accrued to but not including the date fixed for redemption on Securities to be redeemed on such sinking fund payment date pursuant to this Section 1204.

(c)  The Trustee shall not redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which a Responsible Officer of the Trustee has actual knowledge, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Trustee in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 1204.

Article Thirteen

SUBORDINATION OF SECURITIES

Section 1301  Agreement to Subordinate. In the event a series of Securities is designated as subordinated pursuant to Section 301, and except as otherwise provided in a Company Order or in one or more indentures supplemental hereto, the Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of such series by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. In the event a series of Securities is not designated as subordinated pursuant to Section 301(22), this Article Thirteen shall have no effect upon the Securities.

Section 1302  Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Subject to Section 1301, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(a)  the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders of the Securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on Indebtedness evidenced by the Securities;

(b)  any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Thirteen shall be paid by the liquidation trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness;

(c)  in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Indebtedness or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, as calculated by the Company, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(d)  Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Indebtedness) to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any) and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Securities the principal of (and premium, if any) and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Thirteen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 1306, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article Thirteen.

Section 1303  No Payment on Securities in Event of Default on Senior Indebtedness. Subject to Section 1301, no payment by the Company on account of principal (or premium, if any), sinking funds or interest, if any, on the Securities shall be made at any time if: (i) a default on Senior Indebtedness exists that permits the holders of such Senior Indebtedness to accelerate its maturity and (ii) the default is the subject of judicial proceedings or the Company has received notice of such default. The Company may resume payments on the Securities when full payment of amounts then due for principal (premium, if any), sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 1303, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, but only to the extent that the holders of such Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

Section 1304  Payments on Securities Permitted. Subject to Section 1301, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 1302 and 1303, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.

Section 1305  Authorization of Securityholders to Trustee to Effect Subordination. Subject to Section 1301, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Thirteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 1306  Notices to Trustee. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies or assets to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article Thirteen. Subject to Section 1301, notwithstanding the provisions of this Article Thirteen or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Security) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 1306, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Thirteen and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 1307  Trustee as Holder of Senior Indebtedness. Subject to Section 1301, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Thirteen in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article Thirteen shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 506 or 607.

Section 1308  Modifications of Terms of Senior Indebtedness. Subject to Section 1301, any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. To the extent permitted by applicable law, no compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Thirteen or of the Securities relating to the subordination thereof.

Section 1309  Reliance on Judicial Order or Certificate of Liquidating Agent. Subject to Section 1301, upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

Section 1310  Satisfaction and Discharge; Defeasance and Covenant Defeasance. Subject to Section 1301, amounts and Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Four and not, at the time of such deposit, prohibited to be deposited under Sections 1302 or 1303 shall not be subject to this Article Thirteen.

Section 1311  Trustee Not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants and obligations as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Company, or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Thirteen or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

CARRIER GLOBAL CORPORATION

By:	/s/ Michael Cenci
Name: Michael Cenci
Title: Vice President, Tax & Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

[Signature Page to Indenture]